Exhibit 10.3

SETTLEMENT AGREEMENT AND

GENERAL MUTUAL RELEASE

This Settlement Agreement and General Mutual Release (the “Agreement”) is made and entered into as of August 11, 2011, by and between, on the one hand, HDS International Corp., a Nevada corporation (“HDSI”) and, on the other hand, Newton Management Ltd. (“Holder”).  HDSI and Holder are sometimes referred to herein as “Party” or “Parties”.

RECITALS

A.

Whereas, HDSI executed a Promissory Note (the “Note”) in favor of Holder for the principal amount of one hundred five thousand dollars ($105,000), plus any accrued and unpaid interest, to evidence funds previously lent by Holder to HDSI;

B.

Whereas, as a result of the accrued interest as of the date of this Agreement, the total amount due under the Note is one hundred fourteen thousand one hundred seventy seven dollars and seventy two cents ($114,177.72);

C.

Whereas, on August 11, 2011, HDSI paid one hundred fourteen thousand one hundred seventy seven dollars ($114,177) to Holder in full satisfaction of the Note;

D.

Whereas, Holder is not receiving any additional consideration from HDSI for purposes of the transactions contemplated hereby, and Holder is not paying any additional to HDSI for any of the transactions contemplated hereby; and,

E.

Whereas, as a result of negotiations between HDSI and Holder, the Parties have proposed a resolution that they deem to be fair and equitable, and by this Agreement, Holder and HDSI wish to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today.

F.

Whereas, each party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals.

The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration.

As full consideration for this Agreement hereunder, and as full and final satisfaction for the Note, on August 11, 2011 Holder received one hundred fourteen thousand one hundred seventy seven dollars ($114,177) (the “Payment”) from HDSI, and the Holder agreed to settle the Note in exchange for the Payment.

C.

Mutual Release.  Holder, on the one hand, and HDSI, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Debt.

D.

Entire Agreement; No Oral Modification. This Agreement constitutes the complete and entire written agreement of compromise, settlement and release between the Parties and constitutes the complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

E.

Authority to Execute.  Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

F.

Voluntary Agreement.  The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

G.

Counterparts.  This Agreement may be executed in counterparts and, if so executed, each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

H.

Governing Law.  This Agreement is being executed and delivered, and is intended to be performed, in the State of Nevada, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in Carson City, State of Nevada, United States of America; however, it is intended to resolve all claims, known or unknown, between HDSI and Holder in any jurisdiction.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated:  August 11, 2011

HDS International Corp.

By: /s/ Mark Simon

Name:

Mark Simon

Title:

Chief Executive Officer

Dated:  August 11, 2011

Newton Management Ltd.

By: /s/ Newton Management Ltd.

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